                              SUBADVISORY AGREEMENT

                  This SUBADVISORY AGREEMENT is dated as of December 10, 2002 by and between ARNHOLD AND S. BLEICHROEDER ADVISERS, INC., a registered investment adviser organized under the laws of the State of New York (the "Adviser"), and IRIDIAN ASSET MANAGEMENT LLC, a registered investment adviser organized under the laws of Delaware (the "Subadviser").

                                   WITNESSETH:

                  WHEREAS, the Adviser and First Eagle Funds, a Delaware business trust (the "Trust"), have entered into an Investment Advisory Agreement dated February 27, 1998, as amended from time to time (the "Investment Advisory Agreement"), pursuant to which the Adviser has agreed to provide investment advisory services to the Trust; and

                  WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end management investment company, may issue shares in Series and, as of the date hereof, has issued one Series designated as the First Eagle Fund of America (together with any successor Series thereto, "FEFA"); and

                  WHEREAS, under the terms of the Investment Advisory Agreement, the Adviser is responsible for general oversight, maintenance of required books and records, compliance and shareholder service and distribution support on behalf of FEFA; and

                  WHEREAS, the Subadviser is engaged in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act"); and

                  WHEREAS, Mr. David L. Cohen ("Cohen") and Mr. Harold J. Levy ("Levy") have been providing investment advisory services to FEFA as employees of the Adviser and now desire to terminate their employment relationship with the Adviser, but are willing to continue to provide such services as employees of the Subadviser; and

                  WHEREAS, the Adviser desires to retain the Subadviser to furnish investment advisory services to FEFA, subject to the oversight and review of the Adviser, and the Subadviser is willing to furnish such services;

                  NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

                  1. DUTIES OF THE SUBADVISER. (a) The Adviser hereby engages the services of the Subadviser in furtherance of the Investment Advisory Agreement. Pursuant to this Agreement and subject to the oversight and review of the Adviser, the Subadviser will manage the investment and reinvestment of the assets of FEFA. The Subadviser will determine, in its discretion and subject to the oversight and review of the Adviser, the securities or commodity, currency or other futures contracts and options to be purchased or sold by FEFA, and shall provide the Adviser and the Trust on each business day with information relating to all transactions concerning FEFA's assets. The Subadviser shall also provide the Adviser with such




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records and information concerning its activities with respect to or affecting
FEFA as the Adviser may reasonably request. The Subadviser shall discharge the foregoing responsibilities subject to the control of the officers and the Board of Trustees of the Trust and in compliance with (i) the Trust's current prospectus and statement of additional information, in particular, the objectives, policies, and limitations for FEFA set forth therein, (ii) the Agreement and Declaration of Trust and By-Laws of the Trust, (iii) applicable laws and regulations, and (iv) such compliance or similar policies or procedures as the Board of Trustees of the Trust or the Adviser may from time to time adopt as to which the Subadviser has prior written notice, in each case as may be amended from time to time. The Subadviser shall cooperate with the Adviser as may be reasonably requested in connection with the Adviser's responsibilities to FEFA. The Subadviser shall also promptly review, and with respect to matters relating or information known to it, provide comments on, any FEFA offering or disclosure materials provided to it for review.

                  The Subadviser represents and warrants to the Adviser that the Subadviser's operations and investment management activities on behalf of FEFA will at all times be in compliance with all applicable federal and state laws governing FEFA's operations and investments. Without limiting the foregoing, the Subadviser represents and warrants that it will (i) invest and reinvest FEFA's assets in a manner that will enable FEFA to be treated as a "regulated investment company" under subchapter M, chapter 1 of the Internal Revenue Code of 1986, as amended (the "Code"); and (ii) comply with (1) the provisions of the Act and rules adopted thereunder; and (2) applicable federal and state securities, commodities and banking laws. The Subadviser further represents and warrants that to the extent that any statements or omissions made in any Registration Statement for shares of the Trust, or any amendments or supplements thereto, are made in reliance upon and in conformity with information furnished by the Subadviser for use therein, such Registration Statement and any amendments or supplements thereto will conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder (the "1933 Act") and the Act and will not, as to information relating to the Subadviser and its activities on behalf of FEFA, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading at the time such information is furnished. In addition, the Subadviser shall promptly advise the Adviser of any modifications or supplements to such information furnished by it to the extent such modifications or supplements become necessary to ensure that such information continues to not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  The Subadviser accepts such employment and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.

                  (b) The Subadviser agrees to maintain a level of errors and omissions or professional liability insurance coverage that is from time to time reasonably satisfactory to the Adviser.

                  (c) FEFA's assets shall be maintained in the custody of the custodian identified by the Adviser in writing ("Custodian"). The Subadviser shall not be liable for any




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

loss resulting from any act or omission of the Custodian other than acts or omissions arising in reliance on instructions of the Subadviser.

                  2. FUND TRANSACTIONS. The Subadviser is responsible for decisions to buy or sell securities, futures or other options and other investments for the assets of FEFA, selection of broker-dealers and futures commission merchants, and negotiation of brokerage commission and futures commission merchants' rates. In providing FEFA with investment management, it is recognized that the Subadviser will give primary consideration to securing the most favorable prices and efficient executions. Consistent with this policy, the Subadviser may consider the financial responsibility, research and investment information and other services provided by brokers, dealers or futures commission merchants who may effect or be a party to any such transaction or other transactions to which other clients of the Subadviser may be a party. It is understood that none of the Trust, the Adviser nor the Subadviser has adopted a formula for allocation of the FEFA's investment business. It is also understood that it is desirable for FEFA that the Subadviser have access to supplemental investment and market research and security and economic analysis provided by brokers or futures commission merchants who may execute brokerage transactions at a higher cost to the Trust and FEFA than may result when allocating brokerage to other brokers or futures commission merchants on the basis of seeking the most favorable prices and efficient executions. Therefore, the Subadviser is authorized to place orders for the purchase and sale of securities or futures for FEFA with such brokers or futures commission merchants, subject to review by the Adviser and the Trust's Board of Trustees, from time to time, with respect to the extent and continuation of this practice, and in accordance with any applicable policies or procedures as may be adopted by the Trust's Board of Trustees or the Adviser from time to time as to which the Subadviser has prior written notice. The Subadviser shall not be deemed to have acted unlawfully or to have breached any duty, created by this Agreement or otherwise, solely by reason of its having caused FEFA to pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Subadviser determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of either that particular transaction or the Subadviser's overall responsibilities with respect to the clients of the Subadviser as to which the Subadviser exercises investment discretion. The Adviser recognizes that all research services and research that the Subadviser receives are available for all clients of the Subadviser, and that FEFA and other clients of the Sub-Adviser may benefit thereby.

                  The Subadviser will promptly communicate to the Adviser and to the officers and Board of Trustees of the Trust such information relating to FEFA transactions as they may reasonably request.

                  To the extent consistent with applicable law and with any applicable policies or procedures adopted by the Board of Trustees of the Trust or the Adviser from time to time as to which the Subadviser has prior written notice, the Subadviser may aggregate purchase or sell orders for FEFA with contemporaneous purchase or sell orders of other clients of the Subadviser or its affiliated persons. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser determines to be equitable and consistent with its and its affiliates' fiduciary obligations to FEFA and to such other clients. The Adviser hereby acknowledges that such aggregation of orders may not result in more favorable pricing or lower brokerage commissions in all instances.

                  3. DELIVERY OF DOCUMENTS. The Adviser has delivered to the Subadviser copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

                  (a) The Agreement and Declaration of Trust filed with the State of Delaware;

                  (b) The By-Laws of the Trust;

                  (c) Certified resolutions of the Board of Trustees of the Trust (i) authorizing the appointment of the Adviser and approving the form of the Investment Advisory Agreement; and (ii) authorizing the appointment of the Subadviser and approving the form of this Agreement;

                  (d) The Registration Statement under the Act and the 1933 Act, on Form N-1A, as filed with the Securities and Exchange Commission relating to the Trust and the Trust's Shares and all amendments or supplements thereto;

                  (e) The Trust's Notification of Registration under the Act on Form N-8A as filed with the Securities Exchange Commission and all amendments thereto;

                  (f) The Prospectus and Statement of Additional Information of the Trust as currently in effect;

                  (g) The Code of Ethics of the Trust as currently in effect;
         and

                  (h) A list of affiliated brokers and underwriters for reporting transactions under applicable provisions of the Act.

                  The Adviser will also deliver copies of any compliance or similar policies or procedures of the Trust or the Adviser relevant to the performance of the Subadviser's duties under this Agreement.

                  The Adviser will furnish the Subadviser from time to time with copies, properly certified or otherwise authenticated, of all amendments of or supplements to the foregoing, if any. Such amendments or supplements generally will be provided within 30 days of the time such materials became available to the Adviser and, until so provided, the Subadviser may continue to rely on those documents previously provided.

                  During the term of this Agreement, the Adviser also will furnish to the Subadviser prior to use thereof copies of all FEFA documents, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders or the public that refer in any way to the Subadviser, and will not use such material if the Subadviser reasonably objects in writing within five business days (or such other time period as may be mutually agreed) after receipt thereof. However, the Adviser and the Subadviser may agree amongst themselves that certain of the above-mentioned documents do not need to be furnished to the Subadviser prior to the document's use.


                  4. CODE OF ETHICS. The Subadviser agrees to observe and comply with Rule 17j-1 under the Act, as the same may be amended from time to time. In this regard, the Subadviser shall, among other things, adopt internal procedures, including a Code of Ethics as required by such Rule, and shall periodically report any issues arising under such procedures to the Adviser and the Board of Trustees of the Trust.

                  5. COMPENSATION OF THE SUBADVISER. (a) So long as this Agreement remains in force in accordance with Section 13 hereof, the Adviser shall pay the Subadviser compensation equal to fifty percent (50%) of (i) the combined investment management fee (currently 1.00% of average daily net assets of FEFA) paid by the Trust for FEFA to the Adviser pursuant to the Investment Advisory Agreement, and services fee (currently 0.25% of average daily net assets of FEFA) paid by the Trust for FEFA to the Adviser's affiliate, Arnhold and S. Bleichroeder, Inc. ("A&SB"), pursuant to the Distribution and Services Agreement by and between the Trust and A&SB dated February 27, 1998, as amended from time to time (the "Services Agreement"), and retained by A&SB after payment to unaffiliated third parties, less (ii) both (x) administrative expenses borne by the Adviser, including, without limitation, overhead and similar expenses, applicable to performance of investment advisory services and related functions with respect to FEFA, and (y) direct marketing costs, including, without limitation, advertising costs, rebates to third parties, and other direct expenses relating to the solicitation of investors or otherwise increasing the assets of FEFA, if any, with respect to the Adviser, A&SB or FEFA; other than with respect to clause (ii) (x) of this Section 5, all as determined in substantially the same manner as determined previously under any predecessor arrangements between the Adviser and each of Cohen and Levy, and provided, however, that the deductions contemplated by clause (ii) (x) of this Section 5 shall begin the day following the second anniversary of the effective date hereof and shall not be made with respect to such expenses accrued with respect to any period prior to such date. Such compensation shall be paid to the Subadviser on a monthly basis or other periodic basis corresponding to the payment of the investment management fee by the Trust for FEFA to the Adviser pursuant to the Investment Advisory Agreement or the payment of the services fee by the Trust for FEFA to A&SB pursuant to the Services Agreement, as applicable. In no event shall the Subadviser be entitled to any compensation based on or any portion of the investment management fee paid to the Adviser by the Trust or services fee paid to A&SB by the Trust with respect to any Series as to which the Subadviser has not been retained to provide investment advisory services. Further, in calculating the compensation of the Subadviser, there shall be no charge to the Subadviser for the administrative or direct marketing costs attributable, in whole or in part, to any such other Series. Marketing, shareholder services or similar fees or costs are described in this Section 5 only to serve as reference amounts for purposes of calculating the compensation to be paid to the Subadviser.

                  (b) The Adviser shall promptly advise the Subadviser of any change in, or waiver of, the investment management fee paid by the Trust for FEFA under the Investment Management Agreement or in the fees paid to A&SB under the Services Agreement.

                  6. REPORTS AND COMPLIANCE MONITORING. In furtherance of the Subadviser's duties, the Subadviser shall (i) prepare such written and oral reports for the Board of Trustees of the Trust or the Adviser related to the investment operations of FEFA as the Adviser shall reasonably request, consistent with past practice, (ii) provide the Board of Trustees of the Trust on a periodic basis with such information as to the Subadviser's services (whether with respect to FEFA or otherwise) as may be reasonably necessary to enable to the Trustees to evaluate the performance of the Subadviser and the reasonableness of its fees hereunder, and (iii) coordinate with and provide access to its offices to the Adviser to the extent necessary for the Adviser to monitor compliance by the Subadviser with FEFA's investment objectives, policies and limitations, applicable compliance or similar policies or procedures and with applicable regulations.

                  7. STATUS OF THE SUBADVISER. (a) The Subadviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent FEFA or the Adviser in any way or otherwise be deemed an agent of FEFA or the Adviser.

                  (b) Subject to the Subadviser's policies concerning the allocation of investment opportunities as described in its Form ADV (a copy of which has been provided to the Adviser) and compliance with applicable law and the Subadviser's Code of Ethics, nothing in this Agreement shall impose upon the Subadviser any obligation to purchase or sell, or recommend for purchase or sale, for FEFA any security which it or its officers, directors, affiliates or employees may purchase or sell for the Subadviser or such officer's, director's, affiliate's or employee's own accounts or for the account of any of the Subadviser's clients, advisory or otherwise. Subject to the same proviso, the Subadviser may give advice and take action with respect to other funds or clients, or for its own account that may differ from the advice or the timing or nature of action taken with respect to FEFA. Other than as provided in Section 10 hereof, nothing in this Agreement shall be implied to prevent Subadviser from providing investment advice and other services to other funds or clients.

                  8. CERTAIN RECORDS. The Subadviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 204-2 under the Advisers Act, all books and records relating to FEFA or its investors that are required to be maintained by the Subadviser pursuant to the requirements of such Rule. The Subadviser agrees that all books and other records maintained and preserved by it as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Trust's auditors, the Trust or any representative of the Trust, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Trust.

                  9. SUBADVISER'S STANDARD OF CARE; LIMITATIONS OF LIABILITY.
(a) The Subadviser will give the Trust and the Adviser the benefit of the Subadviser's best judgment and efforts in rendering its services to FEFA.

                  (b) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties ("disabling conduct") hereunder on the part of the Subadviser (and/or its officers, directors/trustees, agents, employees, controlling persons, shareholders, members and any other person or entity affiliated with the Subadviser), the Subadviser shall not be subject to liability to the Adviser or the Trust or to any shareholder of the Adviser or the Trust or any Series thereof for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in
Section 36(b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct on the part of the Subadviser (and/or its officers, directors/trustees, partners, agents, employees, controlling persons, shareholders, members and any other person or entity affiliated with the Subadviser), the Adviser shall indemnify the Subadviser (and its officers, directors/trustees, partners, agents, employees, controlling persons, shareholders, members and any other person or entity affiliated with the Subadviser) (each, an "Indemnified Party") from any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which such an Indemnified Party may become subject under the Act or the 1933 Act, under other statutes, at common law or otherwise, arising from
(i) the Subadviser's provision of services under this Agreement, (ii) the offer or sale of shares of the Trust or any Series thereunder, or (iii) any statements or omissions made in any Registration Statement for shares of the Trust, or any amendments or supplements thereto, other than those made in reliance upon and in conformity with information furnished by the Subadviser for use therein. In no case, however, shall such an indemnity be owed by the Adviser to an Indemnified Party with respect to liabilities not arising from conduct of the Adviser or the Trust.

                  (c) The Subadviser agrees to indemnify and hold harmless the Adviser and its affiliates and each of its directors and officers and each person, if any, who controls the Adviser within the meaning of section 15 of the 1933 Act against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Adviser or its affiliates or such directors, officers or controlling person may become subject under the Act or the 1933 Act, under other statutes, at common law or otherwise, which may be based upon (i) any wrongful act under or breach of this Agreement by the Subadviser, or (ii) any failure by the Subadviser to comply with the representations and warranties set forth in Section 1 of this Agreement; provided, however, that in no case is the Subadviser's indemnity in favor of any person deemed to protect such other persons against any liability to which such person would otherwise be subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of obligation and duties under this Agreement. The Subadviser shall not be liable to the Adviser for any acts of the Adviser with respect to any portion of the assets of the Trust not managed by the Subadviser.

                  (d) The rights and obligations under Sections 9(b) and 9(c) hereof shall survive the termination or expiration of this Agreement.

                  10. NON-COMPETITION; NON-SOLICITATION. (a) The Subadviser hereby covenants and agrees that during the term of this Agreement (including any renewal or extension hereof), it will not, directly or indirectly, (i) establish, sponsor or advise any registered mutual fund for U.S. equity securities following an investment strategy substantially similar to a mid-cap value or mid-cap blend strategy (each as defined by reference to the Morningstar, Inc. mutual fund strategy classification of the same name, or any successor classification(s) thereto)




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(a "Mid-Cap Strategy"); provided, however, that nothing contained herein shall prevent or restrict the Subadviser from acting as a subadviser to any mutual fund, including, without limitation, a mutual fund for U.S. equity securities following a Mid-Cap Strategy, except that the Subadviser may not advise or subadvise a mutual fund which (x) is established, sponsored or advised by The Governor and Company of the Bank of Ireland (the "Bank") or any entity directly or indirectly controlling, controlled by or under common control with the Bank;
(y) follows a Mid-Cap Strategy; and (z) is marketed in whole or in part in the United States, unless the Subadviser complies with the notice requirements set forth in the last sentence of this Section 10(a), or (ii) solicit, initiate or encourage investors in FEFA, to the extent such investors are known or made known to the Subadviser (each, a "FEFA Investor"), for or to invest in any product other than FEFA if such solicitation would reasonably be expected to result or results in any such FEFA Investor withdrawing assets from FEFA, except that (subject to the limitations of Section 10(c) below) the Subadviser may directly or indirectly advertise or promote any other product by means of blanket mailings, form letters, the publication of advertisements and other general solicitation, so long as it uses all commercially reasonable efforts, directly and indirectly, to ensure that no such mailings or form letters are sent to FEFA. Notwithstanding anything contained in clause (i) of this paragraph to the contrary, but subject to the limitations set forth in clause (ii) of this paragraph, the Subadviser may advise or subadvise one or more mutual funds established, sponsored or advised by the Bank or any entity directly or indirectly controlling, controlled by or under common control with the Bank, including, without limitation, a mutual fund for U.S. equity securities following a Mid-Cap Strategy; provided, however, that if such mutual fund is marketed in whole or in part in the United States, the Subadviser must have given the Adviser at least 120 days' written notice (together with a reasonable description of such proposed mutual fund) before the Subadviser commences performance of such advisory or subadvisory services.

                  (b) The Subadviser hereby covenants and agrees that following the termination or expiration of the term of this Agreement (including any renewal or extension hereof) and continuing for a period of two years thereafter, it will not, directly or indirectly, solicit, initiate or encourage FEFA Investors for or to invest in any registered mutual fund for U.S. equity securities following a Mid-Cap Strategy; provided that, subject to the limitations in Section 10(c) below, (A) nothing herein shall prohibit the Subadviser, directly or indirectly, from advertising or promoting investment products and services other than a registered mutual fund for U.S. equity securities following such an investment strategy, and (B) nothing herein shall prohibit the Subadviser, directly or indirectly, from advertising or promoting any registered mutual fund for U.S. securities following such an investment strategy by means of blanket mailings, form letters, the publication of advertisements and other general solicitation, so long as it uses all commercially reasonable efforts, directly and indirectly, to ensure that no such mailings or form letters are sent to FEFA Investors.

                  (c) Notwithstanding any other provision of this Agreement to the contrary, during the term of this Agreement (including any extension or renewal hereof) and at any time thereafter, no advertising, marketing or disclosure (including prospectuses or similar materials) with respect to the Subadviser and its investment products and services, including any registered mutual fund formed, sponsored, managed or sub-advised directly or indirectly by the Subadviser, shall include, and the Subadviser shall not encourage or cooperate with any press coverage in connection therewith that includes, the name, track record of or any other direct or indirect




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

reference to FEFA (except that the track record of FEFA, but not the name or any successor name of or other direct or indirect reference to FEFA, may be used to the extent required by applicable law or regulation).

                  (d) By their signatures below, each of Cohen, Levy and LC Capital Management, LLC agree to be bound by the provisions of this Section 10 as fully as if each was itself or himself the Subadviser hereunder.

                  11. NON-DISCLOSURE. (a) Except (i) with the prior written consent of the Adviser in each instance or (ii) as may be necessary to perform the Subadviser's services hereunder or (iii) as may be required by law or as directed by a court of competent jurisdiction, governmental agency or self-regulatory organization, the Subadviser shall not disclose, use, publish, or in any other manner reveal, directly or indirectly, at any time during the term of this Agreement (including any renewal or extension thereof) and continuing for a period of five years thereafter, any confidential information relating to the Adviser or any subsidiary or affiliate thereof, including confidential information relating to investors in FEFA (regardless of whether such investor information is presented on an investor-by-investor basis, aggregated or presented as a composite or otherwise) acquired by it prior to, during the course of, or incident to, its appointment hereunder; provided, however, that nothing contained in this Section 11 shall prevent the Subadviser from soliciting any FEFA Investor at any time using any means, unless such solicitation (including the period during which such solicitation may be made) or means are proscribed by Section 10 hereof. If the Subadviser determines that as a matter of law it is required to disclose any such confidential information or if the Subadviser is directed by a court of competent jurisdiction, governmental agency or self-regulatory organization to disclose any such confidential information, it shall promptly give the Adviser written notice thereof and will use reasonable efforts (at no cost to the Subadviser) to assist the Adviser in seeking an appropriate protective order or other reasonable assurances as to the treatment of any such required or directed disclosure. Notwithstanding the first sentence of this paragraph, but subject to the exceptions thereto, personally identifiable financial information relating to investors in FEFA shall at all times during the term of this Agreement (including any extension or renewal hereof) and at any time thereafter be maintained in accordance with the principles of the Trust's privacy policies as described in the Prospectus for the Trust from time to time.

                  (b) Except (i) with the prior written consent of the Subadviser in each instance or (ii) for the sole and exclusive purpose of the Adviser exercising its obligations under the Investment Advisory Agreement or its fiduciary duties in providing investment advisory services to the Trust or
(iii) as may be required by law or as directed by a court of competent jurisdiction, governmental agency or self-regulatory organization, the Adviser shall not disclose, use, publish, or in any other manner reveal, directly or indirectly, at any time during the term of this Agreement (including any renewal or extension thereof) and continuing for a period of five years thereafter, any confidential information relating to the Subadviser or any subsidiary or affiliate thereof provided to or otherwise obtained by the Adviser during the course of or in connection with the Subadviser's appointment hereunder. If the Adviser determines that as a matter of law it is required to disclose any such confidential information or if the Adviser is directed by a court of competent jurisdiction, governmental agency or self-regulatory organization to disclose any such confidential information, it shall promptly give the Subadviser written notice thereof and will use reasonable efforts (at no cost to the Adviser) to assist the Subadviser in seeking an




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

appropriate protective order or other reasonable assurances as to the treatment of any such required or directed disclosure.

                  (c) For purposes of this Agreement, the term "confidential information" does not include information which (i) becomes generally available to the public other than as a result of a disclosure by the party otherwise owing an obligation of confidentiality as to such information (or by the officers, employees or agents of such party), or (ii) becomes available to the party otherwise owing an obligation of confidentiality as to such information (or by the officers, employees or agents of such party) on a non-confidential basis from a source other than the party to which such obligation is owed (or its officers, employees or agents) provided in each such case that such source is not known by the party otherwise owing such obligation to be bound by a confidentiality agreement with or other obligation of secrecy to the party to which such obligation is owed or to any subsidiary or affiliate thereof.

                  12. EFFECTIVENESS OF THIS AGREEMENT. This Agreement shall become effective upon approval by vote of a majority of the outstanding voting securities (as defined in the Act) of FEFA.

                  13. DURATION AND TERMINATION OF THE AGREEMENT. (a) This Agreement shall remain in force for a period of two years from the day that it becomes effective under Section 12 hereof, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by either the vote of the Board of Trustees of the Trust, or by the affirmative vote of a majority of the outstanding voting securities (as defined in the Act) of FEFA, and (ii) by the vote of a majority of the Trust's trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

                  (b) This Agreement may be terminated at any time, without payment of a penalty by FEFA and the Trust, by vote of the Board of Trustees, or by vote of a majority of the outstanding voting securities (as defined in the Act) of FEFA, or by the Adviser or by the Subadviser, on not less than 30 nor more than 60 days' written notice; provided, however, that this Agreement may not be terminated by the Subadviser unless another subadvisory agreement has been approved by the Trust in accordance with the Act, or after 120 days' written notice, whichever is earlier, and provided further that the Adviser may at its election shorten such 120 day period to any period of not less than 30 days. This Agreement shall automatically terminate in the event of its assignment (as defined by the Act). The Adviser shall promptly notify the Subadviser of any transaction or other event that results in an "assignment" of this Agreement within the meaning of the Act.

                  (c) This Agreement shall terminate in the event that the Investment Advisory Agreement by and between the Trust and the Adviser is terminated, and any such termination of this Agreement shall not result in any liability by the Adviser to the Subadviser or require any payment by the Adviser to the Subadviser other than as contemplated under Section 13(e) below.

                  (d) The expiration or termination of this Agreement shall not affect the effectiveness of the Investment Advisory Agreement by and between the Trust and the Adviser.






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

                  (e) Upon the expiration of this Agreement (including any renewal or extension hereof) or its termination pursuant to any provision of this Section 13, the Subadviser shall not be entitled to any further compensation hereunder, except that the Adviser shall pay the Subadviser any compensation accrued under Section 5 hereof through the date of such expiration or termination. Any such payments shall be made promptly in accordance with prior practice.

                  14. RETURN OF BOOKS AND RECORDS. In the event of the termination of this Agreement, the Subadviser shall deliver to the Adviser (and shall not keep in its possession or deliver to anyone other than the Adviser) any and all books and records with respect to the Adviser, the Trust, FEFA or its investors (in their capacity as investors in FEFA) in the Subadviser's control, including, without limitation, disks, tapes and print-outs relating to investor files, data, notes, reports, correspondence and other documents or property, together with all copies thereof (in whatever medium recorded) belonging to the Adviser, its successors or assigns. By their signatures below, each of Cohen and Levy agree that the rights and obligations under the preceding sentence shall extend to all books and records maintained under their direction or control pursuant to any predecessor relationship between Cohen or Levy and the Adviser.

                  15. VIOLATION OF COVENANTS. (a) The Subadviser agrees and acknowledges that the violation of any of the covenants or agreements in Sections 10 or 11(a) hereof would cause irreparable injury to the Adviser, A&SB and/or any entity directly controlling, controlled by or under common control with either of them and that the remedy at law for any violation or threatened violation thereof would be inadequate and that the Adviser, A&SB and/or any entity directly controlling, controlled by or under common control with either of them shall be entitled to temporary and permanent injunctive or other equitable relief without the necessity of proving actual damages.

                  (b) The Adviser agrees and acknowledges that the violation of any of the agreements in Section 11(b) hereof would cause irreparable injury to the Subadviser, the Bank and/or any entity directly or indirectly controlling, controlled by or under common control with either of them and that the remedy at law for any violation or threatened violation would be inadequate and that the Subadviser, the Bank and/or any entity directly or indirectly controlling, controlled by or under common control with either of them shall be entitled to the temporary and permanent injunctive or other equitable relief without the necessity of proving actual damages.

                  (c) The Adviser and the Subadviser recognize that the laws and public policies of the various states of the United States and the District of Columbia may differ as to the validity and enforceability of agreements similar to those contained in Sections 10 and 11 hereof. It is the intention of the Adviser and the Subadviser that the provisions of Sections 10 and 11 shall be enforced to the fullest extent permissible under the laws and public policies of each state and jurisdiction in which such enforcement is sought, but that the unenforceability (or the modification to conform with such laws or public policies) of any provision hereof shall not render unenforceable or impair the remainder of Sections 10 and 11. Accordingly, if any provision of Sections 10 or 11 shall be determined to be invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision and to alter the provisions of Sections 10 or 11 in order to render the same valid and enforceable to the fullest extent permissible as aforesaid.

                  16. INSTRUCTIONS. The Subadviser is authorized to honor and act on any notice, instruction or confirmation given by the Trust or the Adviser in writing signed or sent by one of the persons whose names, addresses and specimen signatures shall be provided by the Trust or the Adviser from time to time.

                  17. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

                  18. ENTIRE AGREEMENT; AMENDMENTS. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof. This Agreement may be amended by mutual consent in writing, but the consent of the Trust must be obtained in conformity with the requirements of the Act.

                  19. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.

                  20. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  21. NOTICES. All notices shall be in writing and deemed properly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

                        Subadviser:   Iridian Asset Management LLC
                                      276 Post Road West
                                      Westport, CT 06880
                                      Attention: Jeffrey M. Elliott
                                      Facsimile: (203) 341-7802

                        Copy to:      Bingham Dana LLP
                                      399 Park Avenue
                                      New York, NY 10022
                                      Attention: Floyd I. Wittlin, Esq.
                                      Facsimile: (212) 207-1766

                        Adviser: Arnhold and S. Bleichroeder Advisers, Inc. 45 Broadway
                                      29th Floor
                                      New York, NY  10006
                                      Attention:  John P. Arnhold
                                      Facsimile:  (212) 635-0642

                        Copy to:     Shearman & Sterling
                                     599 Lexington Ave.
                                     New York, NY 10022
                                     Attention: Paul Schreiber, Esq.
                                     Facsimile: (212) 848-7971

                  IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

                                      ARNHOLD AND S. BLEICHROEDER ADVISERS, INC.


                                      By:
                                      _________________________________
                                      Name:
                                      Title:


                                      IRIDIAN ASSET MANAGEMENT LLC


                                      By:
                                      _________________________________
                                      Name:
                                      Title:


The undersigned hereby agree to be bound by the provisions of Section 10 hereof and, in the case of David L. Cohen and Harold J. Levy, the applicable provisions of Section 14 hereof; provided, however, that none of the undersigned shall be deemed to be guarantors of the performance of the Subadviser with respect to such Sections.

LC CAPITAL MANAGEMENT, LLC


By:
_________________________________
Name:
Title:



_________________________________
David L. Cohen



_________________________________
Harold J. Levy




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